Exhibit 10.2

David R. Shaub Leslie G. Williams Lisbeth Bosshart Stephen D. Morgan Diana Olyai	SHAUB & WILLIAMS LLP Attorneys at Law 12121 Wilshire Boulevard, Suite 205 Los Angeles California, 90025 Telephone: (310) 826 - 6678 Facsimile: (310) 826 - 8042 E-Mail : Lawfirm@sw-law.com	of Counsel Edward Everett Vaill Donald G. Davis Alice A. Sun Jennifer McCallum* * Patent Attorney admitted in Colorado David Rosenbaum** ** Patent Attorney admitted in Illinois

December 7, 2009

Mark Severini, CEO
Modavox, Inc.
135 West 20th Street
5th Floor
New York, NY 10011

Re: Amendment to Attorney-Client Hourly Fee Agreement

Dear Mr. Severini:

INTRODUCTION

On April 9, 2008, Modavox, Inc. (the “Company”) entered into an Attorney–Client Fee Agreement (the “Agreement”) with Shaub & Williams (S&W) and Rosenbaum & Associates (R&A) (S&W and R&A collectively, “Attorneys”) pursuant to which the firms agreed to provide legal services to the Company commencing as of the date of the Agreement.

COMPENSATION

It is our understanding that the Company wishes to pay for some of the services rendered under the Agreement using shares of the Company’s common stock with registration rights on Form S-8.  Therefore, this Amendment shall amend our Agreement to provide for the registration on Form S-8 of shares of common stock of the Company issuable to David R. Shaub, a principal of Shaub & Williams.  As described below, such shares will be sold by Mr. Shaub and the proceeds of which will be used to pay S&W and R&A invoices per the same hourly terms as contained in the Agreement.  Except as modified herein the original Agreement remains in force.

In connection with the Agreement, the Company has agreed to register on Form S-8 541,771 shares of common stock of the Company issued to David R. Shaub, which number of shares is based upon assumptions as to anticipated fees and expenses to be incurred and invoiced by S&W and R&A through June, 2010, and with the number of shares to be issued based upon the average closing price of Modavox stock for the 30-day period preceding the date of this Amendment ($2.23 per share).  Following the S8 Registration, the Company agrees to compensate S&W and R&A for services rendered pursuant to the Agreement in accordance with the following terms:

o
Attorneys’ billed services, expert costs and out-of-pocket expenses will be invoiced monthly and payable from proceeds (after trading commissions) generated from the sale of Modavox common stock registered under the above referenced Form S-8 Registration and issued to David R. Shaub pursuant to this Amendment, as described herein (“Compensation Shares”).

o
Subject to the “Insider Trading Restrictions” described below, all Compensation Shares shall have no lock-up period and Mr. Shaub shall have the right on behalf of S&W and R&A to trade such Compensation Shares on the public securities markets upon the earlier to occur of: (i) the effectiveness of the Registration Statement on Form S-8; or (ii) the expiration of the holding period required by Rule 144 of the Securities Act of 1933 and until all such shares issued are sold.

o	Our current hourly rates are as follows:

Partners:	$400-$450
Associates:	$200-290
Clerks/Paralegals:	$150-185

These rates are subject to change periodically based upon prevailing market conditions.

All other compensation for each matter that we have been or may be requested to handle for the Company shall be payable as to each matter in accordance with the terms of the Agreement.

Attorneys acknowledge the provisions of the securities laws which preclude trading on inside information, including specifically Section 10b and Rule 10b(5) under the Securities and Exchange Act of 1934, and agree to abide by all such laws.  In furtherance of this objective, Attorneys agree that Compensation Shares will be sold for the purpose of paying Attorney invoices as described above pursuant to a properly established SEC Rule 10b(5)-1 Stock Selling Plan (“10b(5)-1 Plan”), which 10b(5)-1 Plan will be established with and managed by Fidelity.  As required by such 10b(5)-1 Plan, the trading schedule described therein, and any amendment thereto (collectively with the Company’s “Insider Trading Policy,” a copy of which has been provided to Attorneys, the “Insider Trading Restrictions”), must be approved by Modavox in writing.  Attorneys agree to hold unsold shares in trust until such time as a bill is either outstanding or current costs are incurred or fees earned.  Attorneys reserve the right to require, and anticipate the need for, deposits or advances for fees, costs and expenses as they are or will be incurred or paid once all Compensation Shares of Modavox, Inc. issued to them are sold or can no longer be sold on the open market.

Notwithstanding the payment of any retainer now or hereafter made by Company, Company agrees to pay Attorneys’ billing statements in full in accordance with the terms of this Agreement so that all retainers, advances or deposits are replenished from time to time.  Any balance of any retainer, advance or deposit after Attorneys’ final billing will be refunded or paid to Company.

Attorneys will incur various costs and expenses in performing legal services under this Agreement.  Company agrees to pay for all such costs and expenses.  Attorneys agree to seek payment of such costs from the Compensation Shares as long as such shares have not already been sold to cover earlier fees and/or costs and as long as such shares can be sold on the open market.

ETHICAL CONSIDERATIONS

Rule 3-300 of the California Rules of Professional Conduct applies to situations, like the one at hand, in which an attorney acquires an ownership interest in a client.  The rule requires that the terms of the transaction be fair and reasonable to the client, be fully disclosed and transmitted in writing to the client, and be understood by the client.  It also requires that the client be advised that it may seek the advice of an independent lawyer of the client’s choice and be given a reasonable opportunity to seek that advice.  Finally, it requires that the client consent to the transaction in writing.  Rule 3-300 of the California Rules of Professional Conduct is attached to this Amendment as Appendix A.

One of the purposes of this Amendment, therefore, is to comply with the requirements of Rule 3-300.  Accordingly, before signing this Amendment, please review it carefully to make sure you fully understand its terms and are confident that those terms are fair and reasonable.  We suggest that the Company consult with independent counsel to assist the Company in determining whether to accept the terms of the purchase of the securities.  The Company hereby acknowledges that it has been afforded a reasonable opportunity to consult with independent counsel regarding this transaction.

David R. Shaub, a partner of S&W, will be acquiring the Compensation Shares for the purpose described herein.  By its execution below, the Company hereby acknowledges the foregoing economic interests and confirms its consent to acquisition of the  Compensation Shares by David R. Shaub.

As we have previously advised you, the ownership interests in the Company to be held by David R. Shaub create certain potential conflicts of interest.  Specifically, our interests as shareholders of the Company might be perceived as affecting our ability to give impartial, disinterested legal advice.  For example, our advice regarding a given matter might be perceived as being colored by our determination of the likely upside to equity and attendant risks.  While we would not accept ownership interests in the Company if we felt that, by doing so, we could not continue to adequately represent the Company’s interests, it is possible that our economic interest in the Company will leave you uncomfortable with our representation, possibly at an inopportune time.  Moreover, we may reach the conclusion that the existence of our economic interest makes it inappropriate to advise the Company with respect to issues that might arise, thus requiring it to retain different counsel, possibly at an inopportune moment, to advise it on such matters.  So that we may continue to represent you, we are also asking the Company by your signature below to waive any conflict that has arisen in the past or that might arise hereafter by virtue of the status of David R. Shaub as the holder of the Compensation Shares.

If, after careful consideration, you determine that this letter accurately reflects your understanding of our agreement, please acknowledge your approval and acceptance of these terms by signing and returning the enclosed copy of this letter.

Very truly yours,

SHAUB & WILLIAMS LLP

By:
Partner of Shaub & Williams LLP

THE UNDERSIGNED HEREBY AGREES THAT THE TERMS AND CONDITIONS SET FORTH IN THIS LETTER SHALL APPLY AS PROVIDED HEREIN TO THE PURCHASE, HOLDING AND DISPOSITION OF THE COMPENSATION SHARES BY DAVID R. SHAUB, CONSENTS TO THE ACQUISITION OF THE COMPENSATION SHARES, AND WAIVES ANY CONFLICT OF INTEREST THAT HAS ARISEN IN THE PAST OR THAT MIGHT ARISE HEREAFTER BY VIRTUE OF THE REPRESENTATION OF THE COMPANY BY THE LAW FIRM WHILE THE LAW FIRM OR ITS PARTNERS HOLD ANY OWNERSHIP INTEREST IN THE COMPANY.

BY SIGNING THIS AMENDMENT, AND AS FURTHER SET FORTH IN THE AGREEMENT, THE PARTIES AGREE TO BINDING ARBITRATION OF DISPUTES, WHETHER AS TO FEES, QUALITY OF SERVICES RENDERED, THE ARBITRABILITY OF THE DISPUTE, ANY MATTER RELATING TO THE COMPENSATION SHARES, OR OTHERWISE, AND GIVE UP THEIR RESPECTIVE RIGHTS TO A JURY OR COURT TRIAL, AND WAIVE THEIR RESPECTIVE RIGHTS TO PROCEED UNDER THE ARBITRATION PROVISIONS OF THE STATE BAR ACT, CALIFORNIA BUSINESS AND PROFESSIONS CODE SECTIONS 6200, ET SEQ.  THE COMPANY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY THE LAW FIRM, AND HAS BEEN AFFORDED THE REASONABLE OPPORTUNITY, TO HAVE THIS TRANSACTION AND THIS AMENDMENT REVIEWED BEFORE EXECUTION BY INDEPENDENT COUNSEL ACTING ON ITS BEHALF.

MODAVOX, INC.

Mark Severini
CEO of Modavox, Inc.

APPENDIX A

California Rules of Professional Conduct

---------------------------------------------

RULE 3-300. AVOIDING INTERESTS ADVERSE TO A CLIENT

A member shall not enter into a business transaction with a client; or knowingly acquire an ownership, possessory, security, or other pecuniary interest adverse to a client, unless each of the following requirements has been satisfied:

(A) The transaction or acquisition and its terms are fair and reasonable to the client and are fully disclosed and transmitted in writing to the client in a manner which should reasonably have been understood by the client; and

(B) The client is advised in writing that the client may seek the advice of an independent lawyer of the client’s choice and is given a reasonable opportunity to seek that advice; and

(C) The client thereafter consents in writing to the terms of the transaction or the terms of the acquisition.